UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Distribution Territory Expansion Transaction. On April 1, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) completed the third distribution territory expansion transaction contemplated by the asset purchase agreement entered into by the Company and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, on September 23, 2015 (the “September 2015 APA”) at which CCR granted the Company the exclusive rights for the distribution, promotion, marketing and sale of products owned and licensed by The Coca-Cola Company in territories located in Virginia, the District of Columbia and Maryland served by distribution facilities located in Alexandria, Virginia and Capitol Heights and La Plata, Maryland and sold certain assets to the Company related thereto (the “Distribution Transaction”). The September 2015 APA is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2015 (the “September 2015 Form 8-K”) and filed as Exhibit 2.1 thereto. The closing of the Distribution Transaction represents the latest phase of the distribution territory expansion described in the non-binding letter of intent entered into by the Company and The Coca-Cola Company on May 12, 2015 and described in the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2015.

Concurrent with, and as a condition to, the closing of the Distribution Transaction, the Company and CCR entered into (i) a comprehensive beverage agreement with respect to the distribution territory acquired by the Company in the Distribution Transaction (the “Territory”), which is in substantially the same form as the comprehensive beverage agreement the parties entered into effective May 23, 2014 in connection with the closing of an asset purchase agreement for the Company’s distribution territory in Johnson City and Morristown, Tennessee (the “May 2014 Closing”) and filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2014 (the “August 2014 Form 10-Q”), as amended by the amendment to comprehensive beverage agreement entered into by the parties on June 1, 2015 and filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2015, and (ii) a finished goods supply agreement with respect to the Territory, which is in substantially the same form as the finished goods supply agreement the parties entered into effective May 23, 2014 in connection with the May 2014 Closing and filed as Exhibit 10.2 to the August 2014 Form 10-Q. Forms of these agreements were also filed with the September 2015 Form 8-K as Exhibit D and Exhibit H, respectively, to the September 2015 APA.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates.

The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: April 1, 2016	By:	/s/ James E. Harris
James E. Harris
Executive Vice President, Business Transformation